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                                                        EXHIBIT 23.02

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 10, 1994, except for Note 9 as to which the date is February 27, 1995, with respect to the financial statements of Nationwide Care, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-58641) and the related Prospectus/Information Statement of The Hillhaven Corporation for the registration of 5,500,000 shares of its common stock.


                                                ERNST & YOUNG LLP


Indianapolis, Indiana
May 17, 1995